UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2014

MATTRESS FIRM HOLDING CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35354	20-8185960
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5815 Gulf Freeway, Houston, Texas	77023
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 923-1090

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                   Other Events.

On December 11, 2014, Mattress Firm Holding Corp., a Delaware Corporation (the “Company”), entered into an underwriting agreement (the “Underwriting Agreement”) by and among the Company, Barclays Capital Inc. (the “Underwriter”), and the selling stockholders listed on Schedule 2 thereto (the “Selling Stockholders”), relating to the offer and sale by the Selling Stockholders of 2,185,130 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Secondary Offering”). The Selling Stockholders have also granted the Underwriter a 30-day option to purchase up to an additional 327,769 shares of common stock. The Selling Stockholders will receive all of the proceeds from this offering. No shares are being sold by the Company. The closing of the Secondary Offering is expected to take place on or about December 16, 2014, subject to the satisfaction of customary closing conditions.

The Secondary Offering is being made pursuant to a Registration Statement on Form S-3 filed with the Securities and Exchange Commission on July 14, 2014 (Registration No. 333-197410). A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K.

Ropes & Gray LLP, counsel to the Company, has issued an opinion to the Company, dated December 11, 2014, regarding the Shares to be sold in the Secondary Offering. A copy of the opinion is filed as Exhibit 5.1 to this Current Report on Form 8-K.

Item 9.01                   Financial Statements and Exhibits.

(d)  Exhibits

1.1                               Underwriting Agreement, dated December 11, 2014, by and among the Company, the Underwriter and the Selling Stockholders.

5.1                               Opinion of Ropes & Gray LLP

23.1                        Consent of Ropes & Gray LLP (included in Exhibit 5.1 above)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATTRESS FIRM HOLDING CORP.

Date: December 15, 2014	By:	/s/ Alex Weiss
Alex Weiss
Executive Vice President and Chief Financial Officer

Index to Exhibits

(d)  Exhibits

1.1                               Underwriting Agreement, dated December 11, 2014, by and among the Company, the Underwriter and the Selling Stockholders.

5.1                               Opinion of Ropes & Gray LLP

23.1                        Consent of Ropes & Gray LLP (included in Exhibit 5.1 above)